UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

              ____________________________________________________

                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 23, 2004


                                  ZANNWELL INC.
             (Exact name of registrant as specified in its charter)


                                     NEVADA
         (State or other jurisdiction of incorporation or organization)

                    000-49672                            88-0408213
             (Commission File Number)         (IRS Employer Identification No.)


        120 BIRMINGHAM DRIVE, SUITE 110-C                  92007
                CARDIFF, CALIFORNIA                      (Zip Code)
          (principal executive offices)

                                 (760) 753-7163
              (Registrant's telephone number, including area code)

       8400 Normandale Lake Blvd., Suite 920, Bloomington, Minnesota 55437
                                (former address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written  communications  pursuant  to  Rule  425  under  the Securities Act

[ ]  Soliciting  material  pursuant  to  Rule  14a-12  under  the  Exchange  Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act


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ITEM 1.02   TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

     Effective November 23, 2004, Zannwell Inc. (the "Registrant") canceled its plans to purchase the shares of Future Beverages Inc., a Nevada corporation ("Future Beverages") and terminated the Letter of Intent ("LOI")with Robert C. Simpson, which was discussed in the Registrant's Form 10-QSB, filed with the Commission on November 19, 2004. The Registrant and Robert C. Simpson were unable to agree on mutually beneficial terms, and the Future Beverages LOI was rescinded by means of an agreement between the parties. The Registrant incurred no penalties in connection with the termination of the LOI.

ITEM 5.01   CHANGES IN CONTROL OF REGISTRANT.

     On November 29, 2004, a change in control occurred as the result of the acquisition of the series A, series B and series C preferred stock of the Registrant by Palomar Enterprises, Inc., a Nevada corporation ("Palomar").

     Pursuant to that certain Capital Stock Purchase Agreement dated November 29, 2004 between Robert C. Simpson, the Registrant's then-sole director and officer, and Palomar, a copy of which is attached as an exhibit to this Current Report, on November 29, 2004, Palomar acquired from Dr. Simpson 19,000,000 shares of the series A preferred stock which constitute 95 percent of the issued and outstanding shares of the series A preferred stock, 10,000,000 shares of the series B preferred stock, which constitute 100 percent of the issued and outstanding shares of the series B preferred stock, and 10,000,000 shares of the series C preferred stock, which constitute 100 percent of the issued and outstanding shares of the series C preferred stock. Each share of the series A preferred stock is convertible into ten shares of our common stock. The shares of the series A preferred stock do not have voting rights. Each share of the Series B Preferred Stock is convertible into two hundred shares of the Company's Common Stock. On all matters submitted to a vote of the holders of the Common Stock, a holder of the Series B Preferred Stock is entitled to one vote per share of the Series B Preferred Stock held by such holder. The series C preferred stock is nonconvertible. Each share of the series C preferred stock entitles the holder to 100 votes of our common stock on all matters brought before our stockholders. Therefore, the voting power of all of the shares of preferred stock of the Registrant sold pursuant to the Capital Stock Purchase Agreement will equal to the vote of 1,010,000,000 shares of the common stock, which number exceeds the 167,750,000 issued and outstanding shares of the Registrant's common stock.

     All of the preferred shares of the Registrant acquired by Palomar carried a legend restricting the transfer thereof under the Securities Act of 1933, as amended.

     The total consideration paid by Palomar in connection with the Capital Stock Purchase Agreement was $380,000. Palomar used its working capital as consideration for the preferred shares purchased by it pursuant to the Capital Stock Purchase Agreement.

     The amount of consideration for the preferred shares of the Registrant sold pursuant to the Capital Stock Purchase Agreement was determined following negotiations between the Registrant and Palomar and is set forth in the Capital Stock Purchase Agreement executed between the Robert C. Simpson and Palomar.

     The Registrant's board of directors determined that the terms of the Capital Stock Purchase Agreement are reasonable. The Registrant's board did not seek a third party fairness opinion or any valuation or appraisal of the terms of the transaction. Thus, the Registrant's stockholders will not have the benefit of a third party opinion that the terms of the Capital Stock Purchase Agreement were fair from a financial point of view.


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ITEM 5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
            APPOINTMENT  OF PRINCIPAL  OFFICERS.

     Concurrently with the stock purchase transaction described in Item 5.01 of this Current Report, Robert C. Simpson, the Registrant's then-sole director and officer, nominated Steve Bonenberger and Brent Fouch as directors of the Registrant. Steve Bonenberger was also elected President and Chief Executive
Officer and Brent Fouch was elected Secretary and Chief Financial Officer. Following the election of Messrs. Bonenberger and Fouch as officers and directors of the Registrant, Robert C. Simpson resigned his positions as director and officer of the Registrant.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a)     Exhibits.
             --------

     The following exhibit is filed herewith:

EXHIBIT  NO.                        IDENTIFICATION  OF  EXHIBIT
------------                        ---------------------------

         2.1 Capital Stock Purchase Agreement between Palomar Enterprises, Inc. and Robert C. Simpson.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2004                ZANNWELL INC.


                                      By  /s/ Steve Bonenberger
                                         --------------------------------------
                                         Steve Bonenberger, President


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